Exhibit 99.2

**ECD Automotive Design Secures $500M Equity Facility to Fund a Bitcoin Treasury **

•	$500M facility earmarked for the strategic accumulation of Bitcoin to serve as the Company’s primary reserve asset and for the funding of growth and general corporate purposes.

•	The Company will grow its digital asset footprint beyond the recent BitPay relationship to unlock the crypto-native customer demographic.

•	First 21 customers to purchase a vehicle with Bitcoin to receive $21,000 upgrade credit.

**Kissimmee, FL – June 23, 2025** – ECD Automotive Design, Inc. (NASDAQ: ECDA), the world’s largest Land Rover and Jaguar restoration company known for its custom luxury builds, including bespoke Defenders, Range Rovers, Jaguar E-Types, Ford Mustangs and Toyota FJs is thrilled to announce the signing of a $500M equity facility with ECDA Bitcoin Treasury LLC (the “Facility”). The proceeds of this strategic financing will enable ECD to pursue an innovative Bitcoin treasury strategy, positioning the company towards a next-generation store of value asset, and/or to fund growth and general corporate purposes.

These initiatives align with ECD’s plan to engage the Bitcoin and broader digital asset communities, which have seen substantial wealth creation over the past decade and represent a priority customer demographic. The company plans to explore ways to help these customers diversify from digital assets into premium real-world assets (RWA) such as classic automobiles. Over the next twelve months, ECD is offering the first twenty-one new build customers that purchase a vehicle using Bitcoin, a $21,000 credit in vehicle upgrades of their choice.

“We are excited to secure this significant financing option, which strengthens our financial foundation and enables us to diversify our treasury strategy with Bitcoin,” said Ben Piggott, CFO of ECD Automotive Design. “Having already put the framework in place to accept crypto as a form of payment for our vehicles through our relationship with BitPay, this new initiative reflects our continued confidence in the long-term potential of digital assets and our commitment to creating value for our shareholders and customers while maintaining our focus on crafting exceptional, one-of-one vehicles.”

Pursuant to the Facility, the Company, in its sole discretion, has the right, but not the obligation, to issue and sell up to $500 million in newly issued shares of the Company’s common stock (the “Common Stock”), subject to certain conditions. The Company is not required to use the Facility and controls the timing and amount of any drawdown on the Facility, subject to certain restrictions under the Facility. The Company expects to use the net proceeds from the Facility, if any, to acquire Bitcoin for the Company’s corporate treasury and/or to fund growth and for general corporate purposes.

The offers and sales of the Common Stock issuable under the Facility will be made in a private placement in reliance on an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder, and applicable state securities laws. The Company plans to file with the SEC a registration statement relating to the resale of the Common Stock, issuable under the Facility. The Company cannot draw on the Facility, and the Common Stock may not be sold nor may offers to buy be accepted, prior to the time that the registration statement covering the resale of the Common Stock is declared effective by the SEC. This press release is for information purposes only and does not constitute an offer to sell, or the solicitation of an offer to buy, any securities.

About ECD Auto Design

ECD, a public company trading under ECDA on the Nasdaq, is a creator of restored luxury vehicles that combines classic English beauty with modern performance. Currently, ECD restores Land Rover Defenders, Land Rover Series IIA, the Range Rover Classic, the Jaguar E-Type and we have recently added Ford Mustang and Toyota FJ. Historically, each vehicle produced by ECD was fully bespoke, a one-off that is designed by the client through an immersive luxury design experience and hand-built from the ground up in 2,200 hours by master-certified Automotive Service Excellence (“ASE”) craftsmen. The Company was founded in 2013 by three British “gear heads’ whose passion for classic vehicles is the driving force behind exceptionally high standards for quality, custom luxury vehicles. ECD’s global headquarters, known as the “Rover Dome,” is a 100,000-square-foot facility located in Kissimmee, Florida that is home to 67 talented craftsmen and technicians, who hold a combined 66 ASE and three master level certifications. ECD has an affiliated logistics center in the U.K. where its seven employees work to source and transport 25-year-old work vehicles back to the U.S. for restoration. For more information, visit www.ecdautodesign.com.

Cautionary Note Regarding Forward-Looking Statements

This press release includes express or implied statements that are not historical facts and are considered forward-looking within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. Forward-looking statements involve substantial risks and uncertainties. Forward-looking statements generally relate to future events or our future financial or operating performance and may contain projections of our future results of operations or of our financial information or state other forward-looking information. In some cases, you can identify forward-looking statements by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing,” “attempting,” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. The forward-looking statements in this press release are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. Forward-looking statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. You should carefully consider the risks and uncertainties that affect our business, including those described in our filings with the Securities and Exchange Commission (“SEC”), including under the caption “Risk Factors” in our Annual Report on Form 10-K filed for the year ended December 31, 2024 with the SEC, which can be obtained on the SEC website at www.sec.gov. These forward-looking statements speak only as of the date of this communication. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements, whether as a result of any new information, future events or otherwise. You are advised, however, to consult any further disclosures we make on related subjects in our public announcements and filings with the SEC.

Investor Relations
investorrelations@ecdautodesign.com